UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	518 Seventeenth Street, Suite 1700 Denver, Colorado 80202	82-0538520
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

DCT Industrial Trust Inc. 2002 Employee Stock Option Plan

DCT Industrial Trust Inc. 2002 Independent Director Stock Option Plan

(Full Title of the Plan)

Philip L. Hawkins

Chief Executive Officer

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

(303) 228-2200

(Name, Address, and Telephone Number of Agent For Service)

With copies to:

Ettore A. Santucci, Esq.

Daniel P. Adams, Esq.

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	421,000	(2)	$11.19	(3)	$4,710,990	(3)	$145

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock, par value $0.01 per share, of DCT Industrial Trust Inc. (“Common Stock”) as may be required pursuant to the DCT Industrial Trust Inc. 2002 Employee Stock Option Plan (the “2002 Plan”) and the DCT Industrial Trust Inc. Independent Director Stock Option Plan (the “Director Plan” and, together with the 2002 Plan, the “Plans”) in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under such plans or other similar event.
(2)	Represents 421,000 shares of Common Stock that may be issued upon the exercise of options granted under the Plans.
(3)	This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed by DCT Industrial Trust Inc. (the “Registrant) with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference:

•	our Annual Report on Form 10-K filed March 14, 2007, for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q filed May 9, 2007, for the quarterly period ended March 31, 2007;

•	our Current Report on Form 8-K filed June 20, 2007; and

•

the description of DCT Industrial Trust Inc.’s capital stock contained in its Registration Statement on Form 8-A (File No. 1-33201) filed December 8, 2006, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Venable LLP, Baltimore, Maryland, will pass upon the validity of the shares of Common Stock of the Registrant offered by this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Registrant’s charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Registrant’s charter also authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer or any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity.

The Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served, as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The Registrant’s charter and bylaws also permit the Registrant to indemnify and advance expenses to any individual who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.

Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant entered into indemnification agreements with each of its executive officers and directors providing for indemnification and advancement of expenses to the fullest extent permitted by applicable law. The Registrant also maintains liability insurance for its officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index which is incorporated herein by reference.

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Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 8th day of August, 2007.

DCT INDUSTRIAL TRUST INC.

By:	/s/ Philip L. Hawkins
Philip L. Hawkins
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Philip L. Hawkins and Thomas G. Wattles as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2007
Philip L. Hawkins

/s/ Stuart B. Brown	Chief Financial Officer (Principal Financial	August 8, 2007
Stuart B. Brown	Officer and Principal Accounting Officer)

/s/ Thomas G. Wattles	Executive Chairman and Director	August 8, 2007
Thomas G. Wattles

/s/ Phillip R. Altinger	Director	August 8, 2007
Phillip R. Altinger

/s/ Thomas F. August	Director	August 8, 2007
Thomas F. August

/s/ John S. Gates	Director	August 8, 2007
John S. Gates

/s/ Tripp H. Hardin	Director	August 8, 2007
Tripp H. Hardin

/s/ James R. Mulvihill	Director	August 8, 2007
James R. Mulvihill

/s/ John C. O’Keeffe	Director	August 8, 2007
John C. O’Keeffe

/s/ Bruce L. Warwick	Director	August 8, 2007
Bruce L. Warwick

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EXHIBIT INDEX

Exhibit No.		Description
+ 5.1	—	Opinion of Venable LLP as to the legality of the securities being registered.

+23.1	—	Consent of KPMG LLP.

+23.2	—	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

+23.3	—	Consent of Ehrhardt Keefe Steiner & Hottman PC.

+24.1	—	Power of Attorney (contained in the company’s signature page).

+ Filed herewith.

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